Exhibit 99.2

CAUSE NO. 2004-04-4841

DANIEL M. JOHNSON,	§	IN THE DISTRICT COURT
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Plaintiff,	§
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v.	§
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TERRY SHAVER, FRANK CINATL, IV,	§	DALLAS COUNTY, TEXAS
GARY L. COX, DONALD N. BLACK,	§
ERIC A. YOUNG, and A. DAVID COOK,	§
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Defendants,	§
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and	§
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ABATIX CORP.,	§
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Nominal Defendant.	§	162ND JUDICIAL DISTRICT

ORDER AND FINAL JUDGMENT APPROVING SETTLEMENT

          The above-captioned action, which was brought by plaintiff suing derivatively for and on behalf of Abatix (“Abatix”), having come on for hearing, as noticed, on August 11, 2005, at 9 o’clock a.m., pursuant to the Order of this court dated May 16, 2005 (the “Hearing Order”), to consider and determine the matters set forth in said Hearing Order; and due and sufficient notice (the “Notice”) having been transmitted by first class mail, postage prepaid, to all Abatix shareholders of record as of May 27, 2005, and all such persons having any objection to the proposed settlement described in the Notice having been given an opportunity to present such objections to the Court; and the Court having heard and considered the matter, including all papers filed in connection therewith, and the oral presentations of counsel at said hearing, and good cause appearing therefore,

          IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

          1.          The Notice as published and mailed to Abatix’s shareholders is hereby determined to be reasonable, sufficient and the best notice practicable under the circumstances, and complies fully with Article 5.14(I) of the Texas Business Corporation Act (the “TBCA”) and the requirements of due process.

          2.          The Stipulation of Compromise and Settlement filed in this Action dated as of May 9, 2005 (the “Stipulation”), and the terms of the settlement set forth therein (the “Settlement”), are fair, reasonable and in the best interest of Abatix and its shareholders and the same are hereby approved, and the parties are hereby directed to consummate the Settlement in accordance with the terms and conditions of the Stipulation.

          3.          The Verified Shareholder Derivative Petition in this Derivative Action and all amendments thereto (the “Petition”) are hereby dismissed on the merits and with prejudice as to all Defendants named therein, with each party to bear his, her or its own costs.

          4.          The Plaintiff, individually and derivatively on behalf of Abatix (the “Releasor”), is hereby deemed to have forever relinquished and released, and shall be permanently barred from asserting any and all claims, rights or causes of actions or liabilities whatsoever, whether asserted directly, individually, derivatively, or in a representative capacity, whether known or unknown or suspected to exist, and whether based on federal, state or local statutory or common law or any other law, rule or regulation, that have been or could have been asserted in Plaintiff’s Petition or any amendment thereof or by any other holder of Abatix stock against any of the Released Parties (as defined below) which arise out of or relate in any way to the allegations, transactions, acts, facts, matters or occurrences, representations or omissions involved, set forth, referred to in the Petition or any amendment thereof, including but not limited to claims for breach of fiduciary duty, breach of Abatix’s policies or procedures, waste, mismanagement, violations of law, money damages or other relief, but excluding only (i) those claims arising out of the purchase of Abatix common stock that are the subject of the Class Action presently pending in the United States District Court for the Northern District of Texas, and (ii) any claim to enforce the terms of the Stipulation. “Released Parties,” as used herein, means the Defendants in this Derivative Action, or any of them, or any of their present or former officers, directors, employees, agents, attorneys, stockholders, financial advisors, accountants, commercial bank lenders, investment bankers, representatives, affiliates, associates, parents, subsidiaries, general and limited partners and partnerships, heirs, executors, administrators, successors and assigns.

          5.          The effectiveness of this Order and Final Judgment and the approval of the Settlement contained herein are expressly conditioned upon the occurrence of the “Effective Date” of the settlement of the Class Action presently pending in the United States District Court for the Northern District of Texas, as such term is defined in a Stipulation and Agreement of Settlement dated as of May 6, 2005, in the Class Action.

          6.          In the event that the Settlement of this Derivative Action does not become effective, as set forth in paragraph 5 of the Stipulation, for any reason, then, without the need for any further action by any party thereto or by the Court, the Stipulation shall become null and void and no further force or effect, and shall not be used or referred to for any purpose whatsoever.  In such event, the Stipulation and all negotiations and proceedings relating thereto shall be withdrawn without prejudice as to the rights of all parties thereto, who shall be restored to their respective positions existing prior to the execution of the Stipulation.

7. The Court hereby approves of the fee arrangement of Plaintiff’s counsel whereby on the Effective Date, Plaintiff’s counsel will receive 30% of the fees awarded to class counsel in the Class Action.

          8.          Without in any way affecting the finality of this Order and Final Judgment, this Court shall retain continuing jurisdiction over this Derivative Action and the parties to the Stipulation in order to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein and the provisions of this Order and Final Judgment.

SO ORDERED.

Signed this 11th day of August, 2005.

Signature Removed for Security Purposes

By Order Of District Court
Of Dallas County, Texas
162nd Judicial District